ADDENDUM TO CONVERTIBLE DEBENTURE AND
                        WARRANT TO PURCHASE COMMON STOCK

This Addendum to Convertible Debenture and Warrant to Purchase Common Stock ("Addendum") is entered into as of the ____ day of November 2004 by and between Direct Response Financial Services, Inc., a Colorado corporation ("Direct"), and La Jolla Cove Investors, Inc., a California corporation ("LJCI").

WHEREAS, Direct and LJCI are parties to that certain 8% Convertible Debenture dated as of January 9, 2003 ("Debenture"); and

WHEREAS, Direct and LJCI are parties to that certain Warrant to Purchase Common Stock dated as of January 9, 2003 ("Warrant"); and

WHEREAS, the parties desire to amend the Debenture and Warrant in certain respects.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Direct and LJCI agree as follows:

1. All terms used herein and not otherwise defined herein shall have the definitions set forth in the Debenture.

2. Direct shall immediately commence the process to file a Registration Statement containing at least 50,000,000 Common Shares on behalf of LJCI. If, at anytime after the date hereof, Direct stops the filing of the Registration Statement, Direct shall be liable to LJCI for $75,000 in liquidated damages.

3. Direct shall immediately deliver 464,134 Direct Common Shares to LJCI for the Debenture conversion and Warrant exercise submitted by LJCI on September 14, 2004.

4. Direct shall immediately deliver 10,000 Direct Common Shares to LJCI to make up the shortfall in the delivery of Common Shares for the Debenture conversion and Warrant exercise submitted by LJCI on August 10, 2004.

5. LJCI shall advance $50,000 (less the amount of interest owed by Direct under the Debenture) to Direct upon receiving notice that the SEC will be conducting a limited review of the Registration Statement referred to in section 1 above. LJCI shall advance an additional $100,000 to Direct upon receiving notice that the Registration Statement referred to in section 1 above has been declared effective by the SEC and the underlying shares are freely tradable. Such funds shall represent a prepayment towards the exercise of Warrant Shares under the Warrant, the timing of which shall be at LJCI's sole discretion. Direct shall not be able to prevent LJCI from converting the Debenture and shall not be able to prepay the Debenture, regardless of the price of the Stock, in connection with the Debenture conversions associated with such Warrant prepayments. LJCI shall account for no more than 18% of the daily volume in Direct's common stock with sales of the Common Shares received from using such Warrant prepayment credits.


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6.    Direct shall immediately deliver 20,000,000 Direct restricted Common
      Shares, registered in the name of LJCI, to Alan L. Atlas, Esq., who shall hold the shares in trust as a joint escrow agent for Direct and LJCI. Such shares may only be released by Alan L. Atlas, Esq. pursuant to valid Debenture conversion and Warrant exercise notices submitted by LJCI per the terms of section 6(a) below. Such restricted Common Shares shall be included in the Registration Statement referred to in section 2 above. As to the terms of this section 6, Alan L. Atlas, Esq. shall act hereunder in accordance with his duties and obligations as an individual attorney licensed in the State of California, and not in his capacity as general counsel to LJCI.

      a. When LJCI desires to submit a Debenture conversion and Warrant exercise notice, it shall do so as follows. LJCI shall submit conversion and exercise documents in writing, via facsimile to Direct. Upon Direct receiving the conversion and exercise documents, Direct shall, within 24 hours, either: (1) order up the corresponding stock certificate from Direct's stock transfer agent for delivery to LJCI, or (2) notify LJCI's counsel, in writing, of Direct's election to have the converted shares be distributed to LJCI out of the shares held in trust by LJCI's counsel pursuant to section 6 above.

7. Direct, or its nominee, shall have the option to repurchase any Common Shares to be issued for future Debenture conversions and Warrant exercises under the following procedure. Direct shall fax notice to LJCI indicating the number of Direct Common Shares to be purchased, with delivery instructions for the purchaser if the transaction is to be done off the market. Within one business day of receiving such notice, LJCI shall submit a Debenture conversion and Warrant exercise to obtain at least that number of Common Shares that Direct or its nominee desires to purchase. LJCI shall not sell the number of Common Shares that Direct or its nominee desires to purchase for a period of two business days following submission of the Debenture conversion and Warrant exercise, during which time LJCI must receive the purchase price for the Common Shares in good funds. The purchase price for the Common Shares shall be 92% of the average of the volume weighted average price of Direct's Common Shares on the five Trading Days prior to date that LJCI receives the notice from Direct.

8. Except as specifically amended herein, all other terms and conditions of the Debenture and Warrant shall remain in full force and effect.

IN WINESS WHEREOF, Direct and LJCI have caused this Addendum to be signed by its duly authorized officers on the date first set forth above.

Direct Response Financial Services, Inc.         La Jolla Cove Investors, Inc.

By: _________________________                    By: __________________________

Name: _______________________                    Name: ________________________

Title: ______________________                    Title: _______________________


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